Exhibit 99.1

Press Release March 2, 2020
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces Planned Acquisition to Secure Ferrous Scrap Volume for New Sinton, Texas Flat Roll Steel Mill

FORT WAYNE, INDIANA, March 2, 2020 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that as part of its raw material procurement strategy to support its new Texas flat roll steel mill, the company has entered into a definitive agreement to acquire 100% of the equity interest of Zimmer, S.A. de C.V. (“Zimmer”) to be funded entirely with available cash. Zimmer is headquartered in Monterrey, Mexico and operates a ferrous and nonferrous scrap metals recycling business. Zimmer’s primary operations are comprised of six scrap processing facilities strategically positioned near high-volume industrial scrap sources located throughout Central and Northern Mexico. The company also operates several third-party scrap processing locations. These combined facilities currently ship approximately 500,000 gross tons of scrap annually and have an estimated annual processing capability of approximately 2 million gross tons.

“We look forward to welcoming Zimmer to the Steel Dynamics family to further solidify our Southwest U.S. and Mexico growth strategy,” said Mark D. Millett, President and Chief Executive Officer. “Combined with our existing metals recycling presence in Mexico, the addition of Zimmer provides an expanded commercial presence in the region and strengthens our raw material supply strategy, allowing for cost-effective ferrous scrap procurement for our new Texas flat roll steel mill. Zimmer provides a platform to grow our metals recycling presence in Mexico, representing a meaningful achievement in our raw material sourcing strategy for our Texas steel mill, which is currently under construction and expected to begin operations mid-year 2021.”

This transaction is subject to customary closing conditions and receipt of required regulatory approvals.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate", "intend", "believe", "estimate", "plan", "seek", "project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuations in the cost of key raw materials and supplies (including steel scrap, iron units, zinc, graphite electrodes, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign imports, including trade policy, restrictions, or agreements; (6) unanticipated difficulties in integrating or starting up new, acquired or planned businesses or assets; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures. More specifically, we refer you to Steel Dynamics' more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact: Tricia Meyers, Investor Relations Manager— +1.260.969.3500